Exhibit 99

Media         Brent S. Di Giorgio            Investor        John V. Brennan
Contact:      (203) 578-2561                 Contact:        (203) 578-2335


                          WEBSTER FINANCIAL CORPORATION
                        ANNOUNCES DATE FOR ANNUAL MEETING


WATERBURY, Conn., Feb. 20, 1997 -- Webster Financial Corporation (NASDAQ: WBST) announced today that its annual meeting of shareholders will be held Thursday, April 17, 1997, at 4 p.m. in Waterbury, Connecticut, at the Courtyard by Marriott at 63 Grand Street. Shareholders of record at the close of business on March 7, 1997, will be entitled to vote at the annual meeting.

In accordance with Webster's bylaws, shareholders who wish to present business at the annual meeting or to nominate directors are required to give written notice, containing the information specified in the bylaws, to Webster not less than 30 days prior to the date of the annual meeting.

Webster Financial Corporation, headquartered in Waterbury, Connecticut, is the holding company for Webster Bank. Webster has assets of $5.2 billion and 79 offices extending from the Massachusetts border through central Connecticut to Long Island Sound. Webster provides consumer, commercial and mortgage banking services to retail and business customers in Connecticut.